EXHIBIT 99.1

A10 Networks Reports Third Quarter 2018 Financial Results

SAN JOSE, Calif., Oct. 30, 2018 -- A10 Networks (NYSE: ATEN), a provider of intelligent and automated cybersecurity solutions, today announced financial results for its third quarter ended Sept. 30, 2018.

Third Quarter 2018 Financial Summary

•	Revenue of $60.5 million, compared with $62.0 million in third quarter 2017

•	GAAP gross margin of 78.5 percent, non-GAAP gross margin of 78.8 percent

•	GAAP operating margin loss of 2.6 percent, non-GAAP operating margin of 4.2 percent

•	GAAP net loss of $1.8 million, or $0.02 per share, non-GAAP net income of $2.3 million, or $0.03 per share

A reconciliation between GAAP and non-GAAP information is contained in the financial statements below.

“We delivered a solid third quarter achieving revenue of $60.5 million, which exceeded the high-end of our guidance range. In the quarter, we continued to execute on our initiatives to transform our sales team, sharpen our focus on execution and expand our advanced suite of 5G, security and cloud solutions, and we are pleased with the initial results of our efforts,” said Lee Chen, president and chief executive officer of A10 Networks. “We are building momentum in the market with our highly scalable and intelligent automation driven security solutions. During the quarter, strong growth in sales for Thunder TPS and record Thunder CFW sales drove security product revenue to exceed 40 percent of total product revenue. We have a clear strategy and are hyper-focused on maximizing our opportunities in the fast-growing areas of our market. We believe we are on the right path and remain confident in our strategy to grow our business.”

Prepared Materials and Conference Call Information
A10 Networks has made available a presentation with management’s prepared remarks on its third quarter 2018 financial results. These materials are accessible from the “Investor Relations” section of the A10 Networks website at investors.a10networks.com.

A10 Networks will host a conference call today at 4:30 p.m. Eastern time / 1:30 p.m. Pacific time for analysts and investors to discuss its third quarter 2018 results and outlook for its fourth quarter of 2018. Open to the public, investors may access the call by dialing +1-844-792-3728 or +1-412-317-5105. A live audio webcast of the conference call will be accessible from the “Investor Relations” section of the A10 Networks website at investors.a10networks.com. The webcast will be archived for a period of one year. A telephonic replay of the conference call will be available two hours after the call, will run for five business days, and may be accessed by dialing +1-877-344-7529 or +1-412-317-0088 and entering the passcode 10124388. The press release and supplemental financials will be accessible from the “Investor Relations” section of the A10 Networks website prior to the commencement of the conference call.

Forward-Looking Statements
This press release contains “forward-looking statements,” including statements regarding our initiatives to transform our sales team, improve our execution and expand our solutions, our ability to maximize our opportunities, the pace of growth in our market, our belief that we are on the right path, and our confidence in our strategies. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on assumptions that may prove to be incorrect, which could cause actual results to differ materially from those expected or implied by the forward-looking statements. Factors that may cause actual results to differ include execution risks related to closing key deals and improving our execution, the continued market adoption of our products, our ability to successfully anticipate market needs and opportunities, our timely development of new products and features, our ability to achieve or maintain profitability, any loss or delay of expected purchases by our largest end-customers, our ability to attract and retain new end-customers, our ability to maintain and enhance our brand and reputation, continued growth in markets relating to network security, the success of any future acquisitions or investments in complementary companies, products, services or technologies, the ability of our sales team to execute well, our ability to shorten our close cycles, the ability of our channel partners to sell our products, variations in product mix or geographic locations of our sales and risks associated with our presence in international markets.

Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying table contain certain non-GAAP financial measures, including non-GAAP net income (loss), non-GAAP gross profit and non-GAAP operating income (loss). Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies.

A10 Networks considers these non-GAAP financial measures to be important because they provide useful measures of the operating performance of the company, exclusive of unusual events or factors that do not directly affect what we consider to be our core operating performance, and are used by the company's management for that purpose. We define non-GAAP net income (loss) as our GAAP net loss excluding: (i) stock-based compensation, (ii) amortization expense related to acquisition and (iii) non-recurring expenses associated with the litigation and internal investigation. We define non-GAAP gross profit as our GAAP gross profit excluding stock-based compensation. We define non-GAAP operating income (loss) as our GAAP loss from operations excluding (i) stock-based compensation, (ii) amortization expense related to acquisition and (iii) non-recurring expenses associated with the litigation and internal investigation.

We have included our non-GAAP net income (loss), non-GAAP gross profit and non-GAAP operating income (loss) in this press release. Non-GAAP financial measures are presented for supplemental informational purposes only for understanding the company's operating results. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP financial measures presented by other companies. Please see the reconciliation of non-GAAP financial measures to the most directly comparable GAAP measure attached to this release.

About A10 Networks
A10 Networks (NYSE: ATEN) is a provider of intelligent and automated cybersecurity solutions, providing a portfolio of high-performance secure application solutions that enable intelligent automation with machine learning to ensure business-critical applications are secure and always available. Founded in 2004, A10 Networks is based in San Jose, Calif., and serves customers in more than 80 countries with offices worldwide. For more information, visit: www.a10networks.com and @A10Networks.

The A10 logo, A10 Networks, A10 Thunder and A10 5G-GiLAN are trademarks or registered trademarks of A10 Networks, Inc. in the United States and other countries. All other trademarks are the property of their respective owners.

Investor Contact:
Maria Riley & Chelsea Lish
The Blueshirt Group
415-217-7722
investors@a10networks.com

Source: A10 Networks, Inc.

A10 NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenue:
Products	$38,265	$40,404	$105,638	$116,930
Services	22,237	21,601	64,760	62,982
Total revenue	60,502	62,005	170,398	179,912
Cost of revenue:
Products	8,790	9,357	24,979	28,124
Services	4,224	4,510	13,106	13,286
Total cost of revenue	13,014	13,867	38,085	41,410
Gross profit	47,488	48,138	132,313	138,502
Operating expenses:
Sales and marketing	24,539	26,930	77,231	78,754
Research and development	15,505	15,997	49,874	49,529
General and administrative	9,012	6,945	30,464	21,444
Total operating expenses	49,056	49,872	157,569	149,727
Loss from operations	(1,568)	(1,734)	(25,256)	(11,225)
Non-operating income (expense):
Interest expense	(34)	(20)	(99)	(128)
Interest and other income (expense), net	(131)	(37)	6	779
Total non-operating income (expense), net	(165)	(57)	(93)	651
Loss before income taxes	(1,733)	(1,791)	(25,349)	(10,574)
Provision for income taxes	74	454	660	963
Net loss	$(1,807)	$(2,245)	$(26,009)	$(11,537)
Net loss per share:
Basic and diluted	$(0.02)	$(0.03)	$(0.36)	$(0.17)
Weighted-average shares used in computing net loss per share:
Basic and diluted	72,707	70,705	72,550	69,688

A10 NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Continued)
(unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
GAAP net loss	$(1,807)	$(2,245)	$(26,009)	$(11,537)
Stock-based compensation	2,333	4,545	13,055	13,824
Amortization expense related to acquisition	253	253	758	758
Litigation and investigation expense	1,531	—	9,031	—
Non-GAAP net income (loss)	$2,310	$2,553	$(3,165)	$3,045
Non-GAAP net income (loss) per share:
Basic	$0.03	$0.04	$(0.04)	$0.04
Diluted	$0.03	$0.03	$(0.04)	$0.04
Weighted average shares used in computing non-GAAP net income (loss) per share:
Basic	72,707	70,705	72,550	69,688
Diluted	74,940	73,572	72,550	74,086

A10 NETWORKS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	September 30, 2018	December 31, 2017
ASSETS
Current Assets:
Cash and cash equivalents	$36,162	$46,567
Marketable securities	87,391	84,567
Accounts receivable, net of allowances	51,084	48,266
Inventory	15,102	17,577
Prepaid expenses and other current assets	13,266	6,825
Total current assets	203,005	203,802
Property and equipment, net	7,994	9,913
Goodwill	1,307	1,307
Intangible assets	4,108	5,190
Other non-current assets	8,380	4,646
Total Assets	$224,794	$224,858
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$9,630	$9,033
Accrued liabilities	20,602	21,835
Deferred revenue	60,653	61,858
Total current liabilities	90,885	92,726
Deferred revenue, non-current	34,202	32,779
Other non-current liabilities	642	967
Total Liabilities	125,729	126,472
Stockholders’ Equity:
Common stock and additional paid-in-capital	369,859	355,534
Accumulated other comprehensive loss	(157)	(123)
Accumulated deficit (1)	(270,637)	(257,025)
Total Stockholders' Equity	99,065	98,386
Total Liabilities and Stockholders' Equity	$224,794	$224,858

(1)
The adoption of ASU 2014-09, Revenue from Contracts with Customers (Topic 606) in the first quarter of 2018 resulted in a reduction to the accumulated deficit balance of $12.4 million as of January 1, 2018.

A10 NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Nine Months Ended September 30,
	2018	2017
Cash flows from operating activities:
Net loss	$(26,009)	$(11,537)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	6,020	6,222
Stock-based compensation	13,055	13,824
Other non-cash items	152	930
Changes in operating assets and liabilities:
Accounts receivable	(3,144)	11,288
Inventory	1,550	(2,513)
Prepaid expenses and other assets	(868)	(2,785)
Accounts payable	806	(1,243)
Accrued and other liabilities	(1,482)	(3,023)
Deferred revenue	4,219	(1,245)
Other	183	102
Net cash (used in) provided by operating activities	(5,518)	10,020
Cash flows from investing activities:
Proceeds from sales of marketable securities	23,194	18,747
Proceeds from maturities of marketable securities	41,732	52,119
Purchases of marketable securities	(67,754)	(69,580)
Purchase of investment	(1,000)	—
Purchases of property and equipment	(2,252)	(4,223)
Net cash used in investing activities	(6,080)	(2,937)
Cash flows from financing activities:
Proceeds from issuance of common stock under employee equity incentive plans	1,269	7,665
Repurchases and retirement of common stock	—	(3,071)
Payment of contingent consideration	—	(650)
Other	(76)	(83)
Net cash provided by financing activities	1,193	3,861
Net (decrease) increase in cash and cash equivalents	(10,405)	10,944
Cash and cash equivalents - beginning of period	$46,567	$28,975
Cash and cash equivalents - end of period	$36,162	$39,919

A10 NETWORKS, INC.
RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP GROSS PROFIT
(unaudited, in thousands, except percentages)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
GAAP gross profit	$47,488	$48,138	$132,313	$138,502
GAAP gross margin	78.5%	77.6%	77.6%	77.0%
Non-GAAP adjustments:
Stock-based compensation	187	403	1,277	1,068
Non-GAAP gross profit	$47,675	$48,541	$133,590	$139,570
Non-GAAP gross margin	78.8%	78.3%	78.4%	77.6%

RECONCILIATION OF GAAP OPERATING LOSS TO NON-GAAP OPERATING INCOME (LOSS)
(unaudited, in thousands, except percentages)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
GAAP loss from operations	$(1,568)	$(1,734)	$(25,256)	$(11,225)
GAAP operating margin	(2.6)%	(2.8)%	(14.8)%	(6.2)%
Non-GAAP adjustments:
Stock-based compensation	2,333	4,545	13,055	13,824
Amortization expense related to acquisition	253	253	758	758
Litigation and investigation expense	1,531	—	9,031	—
Non-GAAP operating income (loss)	$2,549	$3,064	$(2,412)	$3,357
Non-GAAP operating margin	4.2%	4.9%	(1.4)%	1.9%